LAW OFFICES OF
HAROLD P. GEWERTER, ESQ., LTD.
                                        Harold P. Gewerter, Esq.,
                                           Wendy E. Miller, Esq.*
                                     *Also admitted in California

   228 South Fourth Street, Suite 101, Las Vegas, Nevada 89101
     Telephone: (702) 382-1714  -  Facsimile: (702) 382-1759


                          July 1, 2002

Michael V. Mandia., President
Interactive Outdoors, Inc.
17 Seaman Road
Poughkeepsie, New York 12601

Re:     Proposed Issuance of Common Stock by Interactive
Outdoors, Inc.

Dear Mr. Mandia:

At your request, we are rendering this opinion in connection with a proposed sale by Interactive Outdoors, Inc., a Nevada corporation (the "Company") of up to 2,400,000 shares of common stock, $0.001 par value (the "Common Stock"). The details of the offering are described in the Registration Statement on Form SB-2 originally dated June 28, 2002, and any amendments to be made thereto.

We have examined instruments, documents and records, which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. We have done so in light of Nevada Revised Statutes Chapters 78 and 90. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based on such examination and the applicable laws of the State of Nevada, we are of the opinion that 2,400,000 shares of Common Stock to be sold by the Company are duly authorized shares of Common Stock, which have been legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in said Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended or supplemented. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Sincerely,

/s/ Harold P. Gerwerter
--------------------------
Harold P. Gerwerter, Esq.